UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023

Claros Mortgage Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40993	47-4074900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mack Real Estate Credit Strategies, L.P. 60 Columbus Circle 20th Floor New York, New York	10023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 484-0050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On January 11, 2023, Claros Mortgage Trust, Inc., a Maryland corporation (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-269190) and a prospectus supplement pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the possible resale of up to 16,058,983 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), by certain selling stockholders in accordance with the contractual registration rights granted to them at the time of their initial investment in the Company. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of Venable LLP regarding certain Maryland law issues concerning the potential sale of the Shares by the selling stockholders pursuant to the prospectus supplement and the accompanying prospectus.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in its opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLAROS MORTGAGE TRUST, INC.

Date: January 11, 2023	By:	/s/ Jai Agarwal
Jai Agarwal Chief Financial Officer (Principal Financial Officer)